Frontier Airlines Reports First Quarter 2026 Financial Results
DENVER - May 5, 2026 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the first quarter of 2026 and issued guidance for the second quarter 2026 and select guidance for full-year 2026.
First Quarter 2026 Select Financial Highlights
The following is a summary of first quarter and select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to "Reconciliations of Non-GAAP Financial Information" in the appendix of this release.

(unaudited, in millions, except for percentages and per share data)
	Three Months Ended March 31,
	2026		2025
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$992	$1,065	$912	$912
Revenue per available seat mile ("RASM") (¢)	10.11	10.86	9.17	9.17
RASM, stage-length adjusted to 1,000 miles (¢)	9.59	10.29	8.81	8.81
Total operating expenses	$1,275	$1,136	$958	$958
Income (loss) before income taxes	$(281)	$(69)	$(40)	$(40)
Income (loss) before income taxes margin	(28.3)%	(6.5)%	(4.4)%	(4.4)%
Net income (loss)	$(272)	$(68)	$(43)	$(43)
Earnings (loss) per share, diluted	$(1.18)	$(0.30)	$(0.19)	$(0.19)
Highlights (financial metrics are non-GAAP):
•Adjusted revenue was nearly $1.1 billion, an all-time Company record, up 17 percent on one percent lower capacity compared to the corresponding 2025 quarter
•Adjusted RASM, stage-length adjusted to 1,000 miles, was 10.29 cents, 17 percent higher compared to the corresponding 2025 quarter and at the higher end of the guidance range
•Adjusted net loss was $68 million, or $0.30 per share, beating guidance ($0.32 to $0.44 loss per share)
•Total liquidity was $974 million at the end of the first quarter, $100 million higher than year-end 2025
•Generated 106 available seat miles ("ASM") per gallon in the first quarter of 2026, a fuel efficiency advantage of over 40 percent compared to the other major U.S. carriers1
•Executed the previously announced agreements with Airbus to defer the delivery of 69 future A320 family aircraft and with AerCap to early terminate the leases associated with 24 A320neo aircraft
•Received the 2025 Diamond Award of Excellence, the Federal Aviation Administration's most distinguished honor in recognition of Aircraft Maintenance Technicians and employers for their commitment to maintenance training and safety, for the second consecutive year
•Recognized as North America’s lowest-emission carrier in Cirium’s 2025 EmeraldSky Review, placing Frontier in the Gold status tier reserved for the top five carriers globally

“Our ability to deliver strong top-line results and increase our liquidity despite a rapidly rising fuel cost environment validates our strategy and the resilience of our operating model," said Jimmy Dempsey, President and Chief Executive Officer. "We remain focused on our four key strategic priorities centered around rightsizing the fleet, strengthening our cost discipline, improving operational reliability and driving customer loyalty, with significant progress achieved on these priorities during the quarter. By staying aligned with our framework and focusing on items we can control, we believe we are well positioned to navigate near-term volatility while emerging stronger as macro conditions normalize."

First Quarter 2026 Results

Net loss was $272 million, or $1.18 per share, including a $139 million non-recurring charge related to the previously announced early lease termination of 24 A320neo aircraft (the “Early Return Agreement”), mostly comprised of non-cash charges, including non-recoverable capitalized prepaid maintenance and accelerated depreciation, along with other costs in connection with the early return of the aircraft and engines, and a $73 million non-recurring charge (“TSA Reserve”) resulting from a court ruling relating to the remittance of Transportation Security Administration fees for unused travel that results in probable losses in prior years subject to audit.

Total operating revenue was approximately $1.0 billion, or 10.11 cents per ASM, inclusive of the TSA Reserve. Total operating expenses were approximately $1.3 billion, or 13.00 cents per ASM, inclusive of the Early Return Agreement.

Excluding the TSA Reserve and the Early Return Agreement, adjusted (non-GAAP) net loss was $68 million, or $0.30 per share, favorable to guidance.

The tax benefit generated from the pre-tax loss during the quarter was substantially offset by a non-cash valuation allowance against deferred tax assets. The net operating losses subject to a valuation allowance generally do not expire and may be used to offset future taxable income, at which time any related valuation allowance would be released.

Revenue and Cost Performance (adjusted non-GAAP)

Adjusted revenue was nearly $1.1 billion, a record, underpinned by strong travel demand, moderating competitive capacity and the continued progression of the Company's revenue management initiatives. ASMs were 9.8 billion, one percent lower compared to the corresponding 2025 quarter on an average stage length of 899 miles, consistent with guidance.
Adjusted RASM and adjusted RASM, stage-length adjusted to 1,000 miles, were 10.86 cents and 10.29 cents, respectively, both record first‑quarter levels in Frontier’s history. Adjusted RASM, stage-length adjusted to 1,000 miles, increased 17 percent over the corresponding 2025 quarter, at the higher end of the guidance range. Flown load factor was approximately four percentage points higher at 78.4 percent.

Total adjusted operating expenses were approximately $1.1 billion in the first quarter of 2026, or 11.58 cents per ASM, including $268 million of fuel expense at an average cost of $2.88 per gallon. Total adjusted operating expenses (excluding fuel) were $868 million, or 8.85 cents per ASM, with the increase over the corresponding 2025 quarter driven largely by 12 percent lower average daily aircraft utilization and higher fleet-related costs against reduced capacity.

Liquidity
Total liquidity as of March 31, 2026 was $974 million, consisting of unrestricted cash and cash equivalents and availability from the Company's revolving credit facility.
Fleet
As of March 31, 2026, Frontier had a fleet of 183 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2026 and 2038.

Equipment	Quantity	Seats
A320neo	94	186
A320ceo	6	180 - 186
A321ceo	21	230
A321neo	62	240
Total fleet	183
Frontier took delivery of five A320neo aircraft and two A321neo aircraft during the first quarter of 2026.
The Company expects to take delivery of seven A320 family aircraft in the second quarter 2026, including five A321neo aircraft and two A320neo aircraft, and return 24 A320neo leased aircraft tied to the Early Return Agreement.

Frontier is "America's Greenest Airline" as measured by fuel efficiency (ASMs per fuel gallon consumed) compared to all other major U.S. carriers, generating 106 ASMs per gallon in the first quarter of 2026. Frontier’s fuel efficiency advantage of over 40 percent compared to the other major U.S. carriers1 helps the Company to mitigate the impact of the current elevated fuel prices, should they persist.
Forward Guidance

The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.

Second quarter 2026 adjusted (non-GAAP) diluted per share guidance, as noted below, reflects significant progress anticipated across key commercial initiatives on higher average aircraft utilization underpinned by moderating competitive capacity, with significantly elevated jet fuel prices impacting expected results. RASM and RASM, stage-length adjusted to 1,000 miles, are expected to be up over 20 percent and high-teens on a percentage basis, respectively, compared to the corresponding 2025 quarter.

Having ended the first quarter of 2026 with $974 million of total liquidity, the Company expects total liquidity at the end the second quarter of 2026 in the range of $900 million to $950 million, bolstered by internal liquidity measures, including fleet-related activity and advanced discussions associated with an extension of the Company's co-brand credit card agreement.

The Company is not providing full year 2026 guidance other than for the items noted in the table below.

Second Quarter
2026
Adjusted (non-GAAP) diluted loss per share(a)(b)(c)(d)	$(0.45) to $(0.60)
Capacity growth (compared to 2Q 2025)(e)	6 to 8 percent

Full Year
2026
Pre-delivery deposits, net of refunds ($ millions)(f)	$(170) to $(210)
Other capital expenditures ($ millions)(g)	$170 to $220

_________________
(a)Includes guidance on certain non-GAAP measures which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Average fuel cost (including fuel taxes and into-plane costs) is estimated to be $4.25 per gallon in the second quarter of 2026.
(c)The Company expects to recognize $75 million to $100 million of charges in the second quarter 2026 related to the Early Return Agreement, which are expected to be excluded for the presentation of adjusted (non-GAAP) operating expenses, consistent with the accounting treatment in the first quarter 2026, and is therefore excluded from the adjusted (non-GAAP) per share guidance.
(d)Based on estimated weighted average diluted shares outstanding of 230 million shares in the second quarter of 2026 and no projected tax expense. The Company's actual tax expense may be impacted by varying factors which may include, but are not limited to, the composition of items of income and expense recognized in the respective periods, including the amount of non-deductible or other similar items, the treatment of deferred tax assets and related valuation allowances.
(e)Given the volatile nature of jet fuel prices, actual capacity adjustments made by the Company may be materially different than what is currently expected.
(f)The Company expects its pre-delivery deposit balance to be reduced by $170 million to $210 million during the year, with a similar reduction expected in the related PDP financing facility balance.

(g)Includes capitalized heavy maintenance.

Conference Call
The Company will host a conference call to discuss first quarter 2026 results today, May 5, 2026, at 11:00 a.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for at least 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (NASDAQ: ULCC) is committed to delivering "Low Fares Done Right." Headquartered in Denver, Colorado, Frontier operates the largest A320neo family fleet in the U.S., which is also among the youngest and most fuel-efficient. With its expanding network, rewarding loyalty program, and bold new product offerings, Frontier is redefining low-fare travel and building The New Frontier as America’s High-Value Airline.
End Notes
1 Industry average weighted by ASMs in FY2025 to include DAL, UAL, AAL, LUV, JBLU, ALK, and ALGT. Fuel efficiency is measured by ASMs per fuel gallon consumed.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including tariffs and other trade protection measures, an inflationary environment and potential recession, weakened demand environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages and facility and infrastructure constraints (including as a result of federal government shutdowns); the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company's reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the Company's aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 18, 2026.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share data)

	Three Months Ended March 31,		Percent Change
	2026	2025
Operating revenues:
Passenger	$952	$884	8%
Other	40	28	43%
Total operating revenues	992	912	9%

Operating expenses:
Aircraft fuel	268	238	13%
Salaries, wages and benefits	271	249	9%
Aircraft rent	265	161	65%
Station operations	192	180	7%
Maintenance, materials and repairs	142	51	178%
Sales and marketing	43	41	5%
Depreciation and amortization	62	20	210%
Other operating	32	18	78%
Total operating expenses	1,275	958	33%
Operating income (loss)	(283)	(46)	515%
Other income (expense):
Interest expense	(12)	(9)	33%
Capitalized interest	8	8	—%
Interest income and other	6	7	(14)%
Total other income (expense)	2	6	(67)%
Income (loss) before income taxes	(281)	(40)	603%
Income tax expense (benefit)	(9)	3	N/M
Net income (loss)	$(272)	$(43)	533%
Earnings (loss) per share:
Basic (a)	$(1.18)	$(0.19)	521%
Diluted (a)	$(1.18)	$(0.19)	521%

Weighted-average common shares outstanding:
Basic (a)	229,416,506	226,990,750	1%
Diluted (a)	229,416,506	226,990,750	1%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the outstanding warrants relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested performance and restricted stock units are included in the diluted earnings per share calculations. In addition, most of the outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings.

Frontier Group Holdings, Inc. Comparative Operating Statistics (unaudited)
	Three Months Ended March 31,		Percent Change
	2026	2025
Operating statistics(a)
Available seat miles (“ASMs”) (millions)	9,809	9,949	(1)%
Departures	51,893	51,358	1%
Average stage length (miles)	899	925	(3)%
Block hours	136,148	136,736	—%
Average aircraft in service	178	156	14%
Aircraft – end of period	183	163	12%
Average daily aircraft utilization (hours)	8.5	9.7	(12)%
Passengers (thousands)	8,324	7,839	6%
Average seats per departure	210	208	1%
Revenue passenger miles (“RPMs”) (millions)	7,686	7,454	3%
Load factor	78.4%	74.9%	3.5 pts
Fare revenue per passenger ($)	53.93	44.61	21%
Non-fare passenger revenue per passenger ($)	60.45	68.15	(11)%
Other revenue per passenger ($)	4.79	3.57	34%
Total ancillary revenue per passenger ($)	65.24	71.72	(9)%
Total revenue per passenger ($)	119.17	116.33	2%
Total revenue per available seat mile (“RASM”) (¢)	10.11	9.17	10%
RASM, stage-length adjusted to 1,000 miles (¢) (c)	9.59	8.81	9%
Adjusted fare revenue per passenger ($)(b)	55.45	44.61	24%
Adjusted non-fare passenger revenue per passenger ($)(b)	67.71	68.15	(1)%
Adjusted other revenue per passenger ($)(b)	4.79	3.57	34%
Adjusted total ancillary revenue per passenger ($)(b)	72.50	71.72	1%
Adjusted total revenue per passenger ($)(b)	127.95	116.33	10%
Adjusted RASM (¢)(b)	10.86	9.17	18%
Adjusted RASM, stage-length adjusted to 1,000 miles (¢)(b)(c)	10.29	8.81	17%
Cost per available seat mile (“CASM”) (¢)	13.00	9.63	35%
CASM (excluding fuel) (¢) (b)	10.27	7.24	42%
CASM + net interest (¢) (b)	12.98	9.56	36%
Adjusted CASM (¢) (b)	11.58	9.63	20%
Adjusted CASM (excluding fuel) (¢) (b)	8.85	7.24	22%
Adjusted CASM (excluding fuel), stage-length adjusted to 1,000 miles (¢) (b)(c)	8.39	6.96	21%
Adjusted CASM + net interest (¢) (b)	11.56	9.56	21%
Adjusted CASM + net interest, stage-length adjusted to 1,000 miles (¢) (b)(c)	10.96	9.20	19%
Fuel cost per gallon ($)	2.88	2.55	13%
Fuel gallons consumed (thousands)	92,962	93,212	—%
Full-time equivalent employees	8,198	7,906	4%
____________________
(a)Figures may not recalculate due to rounding.
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see "Reconciliation of GAAP to Non-GAAP Financial Information."
(c)Stage-Length Adjusted (SLA) to 1,000 miles: Applicable Operating Statistic * Square root (stage length / 1,000).

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance, RASM or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes
($ in millions) (unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (loss), as reported	$(272)	$(43)
Non-GAAP Adjustments:
TSA Reserve(a)	73	—
Early Return Agreement(b)	139	—
Pre-tax impact	212	—
Tax benefit (expense), related to non-GAAP adjustments	(8)	—
Net income (loss) impact	$204	$—

Adjusted net income (loss)(c)	$(68)	$(43)

Income (loss) before income taxes, as reported	$(281)	$(40)
Pre-tax impact	212	—
Adjusted income (loss) before income taxes(c)	$(69)	$(40)
____________________
(a)The Company received a court ruling relating to the remittance of TSA fees for unused travel covering the 2016 to 2018 audit period that resulted in a $73 million charge that covers probable losses in prior years subject to audit that were recorded during the three months ended March 31, 2026.

(b)The Company entered into an Early Return Agreement to early terminate the leases associated with 24 A320neo aircraft and as a result incurred non-recurring charges of $139 million in the first quarter of 2026. The $139 million includes $73 million related to the write-off of non-recoverable capitalized prepaid maintenance balances recorded in maintenance, materials and repairs; $37 million of accelerated depreciation expense related to the remeasurement of useful lives of capitalized maintenance; $(6) million of a reversal of previously accrued lease return costs, and $35 million of lease return costs recorded in aircraft rent.
(c)Adjusted net income (loss) and adjusted income (loss) before income taxes are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and income (loss) before income taxes are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted income (loss) before income taxes have limitations as analytical tools. Adjusted net income (loss) and adjusted income (loss) before income taxes do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted income (loss) before income taxes differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted income (loss) before income taxes should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted income (loss) before income taxes, including adjusted income (loss) before income taxes margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted income (loss) before income taxes, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted income (loss) before income taxes have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"), Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$(272)	$(43)
Plus (minus):
Interest expense	12	9
Capitalized interest	(8)	(8)
Interest income and other	(6)	(7)
Income tax expense (benefit)	(9)	3
Depreciation and amortization	62	20
EBITDA(a)	(221)	(26)
Plus: Aircraft rent	265	161
EBITDAR(b)	$44	$135

EBITDA(a)	$(221)	$(26)
Plus (minus)(c):
TSA Reserve	73	—
Early Return Agreement(d)	102	—
Adjusted EBITDA(a)	(46)	(26)
Plus: Aircraft rent	265	161
Minus: Early Return Agreement(e)	(29)	—
Adjusted EBITDAR(b)	$190	$135
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as measures of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes" above for discussion on adjusting items.
(d)Represents lease termination costs and write-off of non-recoverable capitalized maintenance costs associated with the Early Return Agreement.

(e)Represents lease termination costs related to aircraft rent associated with the Early Return Agreement.

Reconciliation of GAAP to Non-GAAP Financial Data
(unaudited)

	Three Months Ended March 31,
	2026		2025
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
Non-GAAP financial data:(a)
RASM		10.11		9.17
TSA Reserve(b)	73	0.75	—	—
Adjusted RASM (¢)(c)		10.86		9.17

CASM		13.00		9.63
Aircraft fuel	(268)	(2.73)	(238)	(2.39)
CASM (excluding fuel)(d)		10.27		7.24
Early Return Agreement(b)	(139)	(1.42)	—	—
Adjusted CASM (excluding fuel)(d)		8.85		7.24
Aircraft fuel	268	2.73	238	2.39
Adjusted CASM(e)		11.58		9.63
Net interest expense (income)	(2)	(0.02)	(6)	(0.07)
Adjusted CASM + net interest(f)		11.56		9.56

CASM		13.00		9.63
Net interest expense (income)	(2)	(0.02)	(6)	(0.07)
CASM + net interest(f)		12.98		9.56
_______________________
(a)Revenue and cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes" above for discussion on adjusting items.
(c)Adjusted RASM is included as a supplemental disclosure because we believe it is a useful metric to properly compare our revenue performance to our peers, as RASM metrics are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, we believe this metric is useful because it removes certain items that may not be indicative of our base operating performance or future results. Adjusted RASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(f)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Passenger Revenue to Adjusted Passenger Revenue (unaudited)

	Three Months Ended March 31,
	2026		2025
	($ in millions)	Per Passenger $	($ in millions)	Per Passenger $
Non-GAAP Revenue per Passenger:(a)(b)
Fare revenue:	449	53.93	350	44.61
TSA Reserve	13	1.52	—	—
Adjusted fare revenue:(c)	462	55.45	350	44.61

Non-fare passenger revenue:	503	60.45	534	68.15
TSA Reserve	60	7.26	—	—
Adjusted non-fare revenue:(c)	563	67.71	534	68.15

Other revenue:	40	4.79	28	3.57
TSA Reserve	—	—	—	—
Adjusted other revenue:(c)	40	4.79	28	3.57

Ancillary revenue:	543	65.24	562	71.72
TSA Reserve	60	7.26	—	—
Adjusted ancillary revenue:(c)	603	72.50	562	71.72

Total revenue:	992	119.17	912	116.33
TSA Reserve	73	8.78	—	—
Adjusted total revenue:(c)	1,065	127.95	912	116.33
_______________________
(a)Revenue per passenger figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes" above for discussion on adjusting items.
(c)Adjusted fare revenue, adjusted non-fare revenue, adjusted other revenue, adjusted ancillary and adjusted total revenue, and respective metrics per passenger, (collectively, “revenue per passenger”) are included as supplemental disclosures because we believe they are useful metrics to properly compare our revenue performance to our peers, as revenue per passenger metrics are well-recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, we believe these metrics are useful because they remove certain items that may not be indicative of our base operating performance or future results. These metrics are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Earnings (Loss) per Share, Diluted to Adjusted Earnings (Loss) per Share, Diluted
(unaudited)

	Three Months Ended March 31,
	2026	2025
Earnings (loss) per share, diluted, as reported(a)(b)	$(1.18)	$(0.19)
TSA Reserve	0.32	—
Early Return Agreement	0.60	—
Tax benefit (expense), related to non-GAAP adjustments	(0.04)	—
Adjusted earnings (loss) per share, diluted(c)	$(0.30)	$(0.19)
______________________
(a)Cost per share figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes" above for discussion on adjusting items.
(c)Adjusted earnings (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted earnings (loss) per share has limitations as an analytical tool. Adjusted earnings (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted earnings (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted earnings (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted earnings (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted earnings (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended March 31,
	2026	2025
Total operating expense, as reported(a)	$1,275	$958
Early Return Agreement	(139)	—
Adjusted total operating expenses(b)	1,136	958
Aircraft fuel	(268)	(238)
Adjusted total operating expenses (excluding fuel)(b)	$868	$720

Total operating expenses, as reported	$1,275	$958
Aircraft fuel	(268)	(238)
Total operating expense (excluding fuel)(b)	$1,007	$720
____________________
(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Income (Loss) Before Income Taxes to Adjusted Income (Loss) Before Income Taxes" above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886